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                                                                    EXHIBIT 23.1

                    Consent of Independent Public Accountant
                    ----------------------------------------

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Proxy Statement/Prospectus.



                                        Arthur Andersen LLP


Hartford, Connecticut
June 9, 1997